                                                                    Exhibit 99.1

Talk America Reports First Quarter Results
Growth in Networked Lines; Expansion of Commercial Services; Completion of Capital Spend for Network Build
First Quarter Highlights

•	Local voice and data equivalent lines on-net top 463,000; 67% of total lines

•	Integration of Network Telephone Corporation on track

•	Total T-1’s in service exceed 12,000

•	Total revenue of $120.5 million

•	Adjusted EBITDA of $16.7 million

NEW HOPE, PA May 9, 2006 - Talk America (NASDAQ: TALK) a leading provider of integrated voice and data communications services today announced first quarter results for 2006. Local voice and data equivalent lines on our network were up sixteenfold from a year ago and 36% compared to the end of the fourth quarter of 2005. The increase was driven by the expansion of our on-net commercial business, which grew from 120,000 total local voice and data equivalent lines at the end of the fourth quarter 2005 to 255,000 lines at the end of the first quarter 2006, an increase of over 125%. The growth in on-net commercial customers was driven by the closing of the Network Telephone Corporation acquisition and growth in commercial sales to record levels.

(Note: See the schedules accompanying this news release and www.talkamerica.com for reconciliation to generally accepted accounting principles (GAAP) for the non-GAAP financial measures mentioned in this announcement and to download a copy of the presentation to be reviewed on today's conference call.)

With our network investment largely completed, we are focused on sales and provisioning new customers on our platform. We have a total of 315 end offices that serve commercial customers with voice and data service on dedicated T-1 circuits. We also address over 1 million business lines and 1.2 million consumers with ADSL2+ technology, which is capable of delivering over 15 Mbps download speeds over traditional telephone lines. We now deliver a robust product portfolio of integrated voice and data services to commercial customers and residential consumers in our expanded networked markets. The reductions in capital expenditures will contribute to the growth in free cash flow for the remainder of 2006 and future years.

Ed Meyercord, Talk America’s President and Chief Executive Officer commented, “The successful combination of Talk America, LDMI and NTC has helped redefine us as a highly capable, network-based, integrated services provider, well-positioned to excel in the expanding commercial market. With the investment of our network build behind us, we are poised for continued growth in customers on our network, and sequential quarterly growth in cash flow.”

Mr. Meyercord continued, “We are entering the next phase in the evolution of our business in a strong position. Our operations teams have done an excellent job of building a superior network and migrating our customers on to our network. Now, we are focused on sales and marketing, productivity and highly-competitive next generation products.”

The core of our current commercial offering is an integrated T-1 product, or SmarT, which provides dynamic allocation of voice and high-speed data/Internet connectivity. Our integrated T-1 provides business customers with more bandwidth and up to 30% savings compared to a typical T-1 service offering. Refinements to the provisioning process and the deployment of our own service technicians has significantly reduced installation time to less than 30 days, improved our quality of service and lowered customer churn.

Development of next generation products to better serve business and high-end consumers is well underway. ADSL2+ - a high-performance version of DSL broadband service - is currently being tested, with plans to launch a ten Mbps product over the summer in our Michigan and Georgia markets. With faster downloads, improved reach and increased functionality, ADSL2+ is capable of delivering voice and high-speed data all on one dedicated line. We will offer a “broadband only” service and look to layer new applications on the bandwidth, like voice services. Application rich and feature friendly, ADSL2+ is an exceptional addition to our family of cost-effective bundled voice and data solutions for business and home use.

Financial Guidance

2006
	Q2 2006	Previous	Current
Revenue	$113-$115 mm	$445-$455 mm	$445-$455mm
Adjusted EBITDA	$13-$15 mm	$60-$70 mm	$60-$70 mm
Capital Expenditures	--	$25-$30 mm	$25-$30 mm

Conference Call
Talk America management will host a conference call to discuss the first quarter 2006 operating results at 5:00 p.m. ET on May 9, 2006. The call can be accessed by dialing the following: US 800-207-3351, International, 415-908-6239. A replay of the call will be available through 7:00 p.m. ET on May 16, 2006 by dialing the following: 800-633-8284, International 402-977-9140. The reservation number for the replay is 21291614.

Additionally, a live web simulcast of the conference call will be available online at www.talkamerica.com and www.streetevents.com.

About Talk America

Talk America, is a leading competitive, integrated communications provider that offers phone services and high speed Internet access to both business and residential customers.  Services include local and long distance phone service, and data services such as high-speed connectivity, security, web hosting, and network services. Talk America delivers value in the form of savings, simplicity and quality service to its customers through its leading edge network and award-winning back office.

Please Note:

The statements contained herein regarding the future results of operations of Talk America should be, and certain other of the statements contained herein may be, considered “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," "forecast," "guidance," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, our inability to integrate effectively and as anticipated acquired businesses, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, failure to operate our own local network in a profitable manner, increased price competition for long distance, local and data services, failure of the marketing of the bundle of local and long distance services, long distance services and data services under our direct marketing channels to a smaller marketing footprint, attrition in the number of end users, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement. Additional information concerning these and other important factors can be found within Talk America’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005 filed March 16, 2006, as amended by our Form 10-K/A filed March 28, 2006.

--Financial Tables to Follow—

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended March 31,
	2006	2005

Revenue	$120,516	$119,835

Costs and expenses:
Network and line costs (excluding depreciation and amortization)	61,837	60,996
General and administrative expenses	28,584	18,120
Provision for doubtful accounts	4,050	5,588
Sales and marketing expenses	10,936	10,268
Depreciation and amortization	11,235	9,501
Total costs and expenses	116,642	104,473

Operating income	3,874	15,362
Other income (expense):

Interest income	318	308
Interest expense	(227)	(25)
Other income (expense), net	113	(20)
Income before provision for income taxes	4,078	15,625
Provision for income taxes	1,697	6,155

Net income	$2,381	$9,470

Income per share - Basic:
Net income per share	$0.08	$0.35

Weighted average common shares outstanding	30,382	27,086

Income per share - Diluted:
Net income per share	$0.08	$0.34

Weighted average common and common equivalent shares outstanding	30,743	27,813

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$23,283	$46,288
Restricted cash	1,925	--
Accounts receivable, trade (net of allowance for uncollectible accounts of $14,618 and $13,838 at March 31, 2006 and December 31, 2005, respectively)	40,358	43,600
Deferred income taxes	18,109	18,096
Prepaid expenses and other current assets	12,962	10,297
Total current assets	96,637	118,281

Property and equipment, net	102,898	98,492
Goodwill	36,479	36,479
Intangible assets, net	4,712	4,934
Deferred income taxes	33,584	21,033
Capitalized software and other assets	10,321	9,470
	$284,631	$288,689
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,255	$40,025
Sales, use and excise taxes	7,725	7,316
Deferred revenue	15,004	13,824
Current portion of long-term debt and capitalized lease obligations	3,609	3,988
Accrued compensation	5,020	9,405
Other current liabilities	12,840	12,933
Total current liabilities	77,453	87,491

Long-term debt and capitalized lease obligations	1,045	1,289

Deferred income taxes	4,036	4,853

Other non-current liabilities	5,934	3,269

Commitments and contingencies

Stockholders' equity:
Preferred stock - $.01 par value, 5,000,000 shares authorized; no shares outstanding	--	--
Common stock - $.01 par value, 100,000,000 shares authorized; 30,417,368 and 30,368,267 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	317	317
Additional paid-in capital	382,476	380,481
Accumulated deficit	(181,630)	(184,011)
Treasury stock - at cost, 1,315,789 shares at March 31, 2006 and December 31, 2005	(5,000)	(5,000)
Total stockholders' equity	196,163	191,787
	$284,631	$288,689

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$2,381	$9,470
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	4,050	5,588
Depreciation and amortization	11,235	9,501
Stock-based compensation	1,608	--
Other non cash charges (benefits) - net	(40)	20
Deferred income taxes	1,071	4,484
Changes in assets and liabilities, net of businesses acquired:
Restricted cash	1,370	--
Accounts receivable, trade	3,635	202
Prepaid expenses and other current assets	(456)	652
Other assets	(158)	9
Accounts payable	(9,707)	707
Sales, use and excise taxes	(228)	(1,591)
Deferred revenue	(841)	(1,049)
Accrued compensation	(8,944)	(5,068)
Other liabilities	(1,724)	(83)
Net cash provided by operating activities	3,252	22,842

Cash flows from investing activities:
Acquisition of NTC, net of cash acquired	(16,485)	--
Capital expenditures	(7,449)	(12,221)
Capitalized software development costs	(1,278)	(1,010)
Proceeds from sale of property and equipment	--	42
Net cash used in investing activities	(25,212)	(13,189)

Cash flows from financing activities:
Payments of capital lease obligations	(1,397)	(629)
Proceeds from exercise of options	352	667
Net cash provided by (used in) financing activities	(1,045)	38

Net increase (decrease) in cash and cash equivalents	(23,005)	9,691
Cash and cash equivalents, beginning of period	46,288	47,492
Cash and cash equivalents, end of period	$23,283	$57,183

1

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

Non-GAAP Financial Measure:

The non-GAAP financial measure that we use in this news release is listed below. We have included reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measures in our financial statements.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income plus depreciation, amortization and stock-based compensation expense.

Adjusted EBITDA
($ in thousands)	First Quarter
	2006	2005
Operating Income	$3,874	$15,362
Depreciation and Amortization	11,235	9,501
Stock-based Compensation	1,608	--
Adjusted EBITDA	$16,717	$24,863

SOURCE: Talk America Holdings, Inc.

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Contact Info:
Talk America
Jeff Schwartz
215-862-1097
jschwartz@talk.com